                                               [ERIC L. WESTON LETTERHEAD]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------

I consent to the incorporation by reference on Form 10K (File No. 0-29346) of FRM Nexus, Inc. and Subsidiaries of my report dated March 25, 1997, on my audits of the financial statements of Wendcello Corp. as of February 23, 1997 and February 25, 1996 and for the fiscal years then ended, which report is included on Form 10K.


                                            /s/ Eric L. Weston
                                            -------------------
                                            Eric L. Weston
                                            Certified Public Accountant


Westbury, New York
June 4, 1998
























                                 EXHIBIT 23.02

                                               [ERIC L. WESTON LETTERHEAD]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------

I consent to the incorporation by reference on Form 10K (File No. 0-29346) of FRM Nexus, Inc. and Subsidiaries of my report dated March 25, 1997, on my audits of the financial statements of Wendclark Corp. as of February 23, 1997 and February 25, 1996 and for the fiscal years then ended, which report is included on Form 10K.


                                            /s/ Eric L. Weston
                                            -------------------
                                            Eric L. Weston
                                            Certified Public Accountant


Westbury, New York
June 4, 1998
























                                 EXHIBIT 23.02